SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): January 26, 2006

ROANOKE TECHNOLOGY CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

FLORIDA (State or other jurisdiction of Incorporation)	000-26715 (Commission File Number)	22-3558993 (IRS Employer ID No.)

2720 N. Wesleyan Blvd.

Rocky Mount, North Carolina 27804

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(252) 428-0200

(ISSUER TELEPHONE NUMBER)

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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02. APPOINTMENT OF PRINCIPAL OFFICERS

On January 26,2006, John Saldi was appointed as the Vice President of Sales and Marketing of the Company.

Mr. Saldi has been employed by Roanoke Technology Corporation since February 1999. Mr. Saldi was employed as a sales representative until promoted to Sales Manager in 2002. His efforts have earned him the Top Sales Producer award from 2001 thru May 2006. With sales averaging $450,000 of Top 10 Services per year, Mr. Saldi has been responsible for delivering the highest revenue gains in company history. In 2006, John was appointed Vice President of Sales and Marketing. His responsibilities have included marketing and sales strategies, development and implementation of sales training programs.

Prior to joining Roanoke Technology, Mr. Saldi was Marketing Director for D & J Distributors, a direct home retailer of top of the line cleaning systems. In that role, he was responsible for managing and training a sales team of as many as 60. His responsibilities also included supervision of staff marketing, sales and communications programs along with customer satisfaction programs.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
N/A

(b)	Pro Forma Financial Information.
N/A

(c)	Exhibits.
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ROANOKE TECHNOLOGY CORP.

By:	/s/ Russell Jones
CEO and President

Dated: June 27, 2006